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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

AMENDMENT NO. 1

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary information statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
☐	Definitive information statement.

OPTA CORPORATION (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	1)	Title of each class of securities to which transaction applies: common stock, par value $0.001 per share and preferred stock, par value $0.001 per share.
2)	Aggregate number of securities to which transaction applies:
        1,930,000 shares (which is the estimated maximum number of shares to be converted in the merger into the right to receive cash and is estimated solely for purposes of calculating the amount of the filing fee).

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $0.13 (which is the cash payment per share to holders of the shares set forth in (x)).

4)	Proposed maximum aggregate value of transaction:
        $250,900; The maximum aggregate value of the transaction (estimated solely for purposes of calculating the amount of the filing fee) is based on the product of (x) 1,930,00 shares of the Issuer's common stock and preferred stock (which is the estimated maximum number of shares to be converted in the merger into the right to receive cash); and (y) $0.13 (which is the cash payment per shares to holders of the shares set forth in (x)).

	5)	Total fee paid: $29.53. The filing fee of $29.53 was calculated by multiplying the resulting transaction value (as calculated above) of $250,900 by .0001177.
☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid: $29.53
	2)	Form, Schedule or Registration Statement No.: Schedule 14C
	3)	Filing Party: Opta Corporation
	4)	Date Filed: July 8, 2005

        Neither the Commission nor any state securities commission has approved or disapproved of the Going Private Transaction, passed upon the merits or fairness of the Going Private Transaction, or passed upon the adequacy or accuracy of the disclosure in this information statement. Any representation to the contrary is a criminal offense.

Opta Corporation
1350 Bayshore Highway, Suite 740
Burlingame, CA 94010
650-579-3610

INFORMATION STATEMENT
                        , 2005

        This information statement is being circulated to the stockholders of Opta Corporation, a Delaware corporation ("Opta" or the "Company"), in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of the Company and is being furnished to holders of record of the capital stock of the Company in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Regulation 14C under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

        Our Board of Directors is furnishing this information statement to all holders of record of the issued and outstanding shares of our common stock, $0.001 par value per share ("Common Stock") and our preferred stock, $0.001 par value per share ("Preferred Stock"), as of the close of business on August 3, 2005 to inform all stockholders of the approval of the Merger (defined below) and the subsequent filing of the Restated Certificate of Incorporation of the Surviving Corporation attached hereto as Annex A. The information statement was filed mailed or delivered to you on                , 2005. The information statement also serves as notice to you of an action taken by less than unanimous consent. Such notice is required by Section 228 of the Delaware General Corporation Law and Article II, Section 13 of the Company's Amended and Restated Bylaws. On August 2, 2005, our Board of Directors adopted resolutions proposing and approving a corporate reorganization that will enable Opta to become a non-reporting company with the Securities and Exchange Commission (the "Commission") by completing the following steps:

  (1)
  Opta will form a wholly-owned subsidiary (the "Subsidiary") of Opta. The Subsidiary will be incorporated in the State of Delaware.

  (2)
  The Subsidiary will merge (the "Merger") with and into Opta upon the terms set forth in the Agreement of Merger attached hereto as Annex B. Upon the effective date (the "Effective Date") of the Merger, the Subsidiary will cease to exist and Opta will be the surviving corporation (the "Surviving Corporation"). The Subsidiary's Certificate of Incorporation, attached hereto as Annex C, will be the Certificate of Incorporation of the Surviving Corporation upon the Effective Date of the Merger.

  (3)
  As of August 3, 2005, the issued and outstanding capital stock of the Corporation consists of 50,037,538 shares of Common Stock, par value $0.001 per share, and 4,300 shares of Class A Preferred Stock, par value $0.001 per share. Each share of Common Stock or Preferred Stock (a "Pre-Merger Share"), upon the Effective Date of the Merger and without any action on the part of the holder, will convert into one-five-thousandth (1/5,000) of a share of Common Stock of the Surviving Corporation (the "Exchange Ratio").

  (4)
  Any holder holding less than 5,000 Pre-Merger Shares will, after the Effective Date of the Merger, have their resulting fractional interests cancelled and converted into the right to receive $0.13 in cash for each Pre-Merger Share ("Cash Consideration") held by such holder.

  (5)
  Immediately following the Merger, the Surviving Corporation shall file a Restated Certificate of Incorporation of the Surviving Corporation (the "Restated Certificate") and upon the effectiveness of such Restated Certificate (the "Effective Date of the Restated Certificate") any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation's then outstanding Common Stock such that any holder who held at least 5,000 Pre-Merger Shares will hold the same number of shares of the Surviving Corporation after the Effective Date of the Restated Certificate.

        Hereafter, the above five steps are referred to collectively as the "Going Private Transaction."

        As a result of this Going Private Transaction, Opta will substantially reduce its total number of stockholders, which will permit it to terminate registration, suspend its status as a reporting company with the Commission, and become a privately held company, which will allow it to eliminate public reporting costs and compliance with burdensome regulations. If consummated, the Going Private Transaction would enable us to provide liquidity to certain stockholders, terminate registration under Section 12(g) of the Exchange Act and suspend our duty to file reports under Sections 13 and 15(d) of the Exchange Act ("Periodic Reporting Obligations"). Following the Going Private Transaction, we expect that stockholders who will receive Cash Consideration for their fractional interests will receive such Cash Consideration within approximately 60 days after the Effective Date of the Restated Certificate.

        As a result of this Going Private Transaction:

  •
  All stockholders who own less than one share of stock upon the Effective Date of the Merger will be entitled to receive Cash Consideration; and

  •
  Stockholders who own more than one share of common stock, upon the Effective Date of the Merger, will, upon the Effective Date of the Restated Certificate, retain the same number of whole shares of the Surviving Corporation owned by those stockholders before the Going Private Transaction.

Voting Securities

        As of the close of business on August 3, 2005, the record date for the determination of stockholders to whom this information statement is sent (the "Record Date"), the Company had outstanding approximately 50,037,538 shares of Common Stock and 4,300 shares of Preferred Stock. Each stockholder is entitled to one vote per share of capital stock held.

Consenting Stockholders

        On August 2, 2005, the following stockholders, who collectively own approximately 60.2% of our outstanding capital stock, consented in writing to the Going Private Transaction; the vote of more than 50% of our outstanding stock was required.

Stockholder Name	Shares of Opta Stock	Percentage of Ownership
Lotus International Holdings Ltd.	16,000,000	32.0%
TCL Industries Holdings (HK) Ltd.	9,606,671	19.2%
Yuan Zhang	1,250,000	2.5%
Zhao Zhang	1,250,000	2.5%
Qiang Zhang	2,000,000	4.0%

Total	30,106,671	60.2%

        Under Delaware law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under Section 14(c) of the Exchange Act, the actions cannot become effective until 20 calendar days after the mailing date of this information statement to our stockholders.

        We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement.

        We are not seeking written consent from any of our stockholders and our other stockholders will not be given an opportunity to vote with respect to these actions. All necessary corporate and stockholder approvals have been obtained and this information statement is furnished solely for the purposes of:

  •
  advising stockholders of the action taken by written consent, as required by Delaware law;

  •
  and giving stockholders advance notice of the actions taken, as required by Exchange Act.

        We may abandon the Going Private Transaction at any time before its effectiveness if for any reason we deem it advisable to do so.

        Under Delaware law, you may have appraisal rights in connection with the Merger. To exercise your appraisal rights, you must comply with all procedural requirements of Section 262 of the Delaware General Corporation Law. A description of Section 262 of the Delaware General Corporation Law is provided in the "Appraisal Rights" section below and the full text of the section is attached to this document. FAILURE TO TAKE ANY STEPS REQUIRED BY DELAWARE LAW MAY RESULT IN A TERMINATION OR WAIVER OF YOUR APPRAISAL RIGHTS.

Forward-Looking Statements

        This information statement contains forward-looking statements with respect to the impact on our company of the Going Private Transaction and other matters. The forward-looking statements are not guarantees of future performance and occurrences and involve risks and uncertainties. Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-K for the year ended June 30, 2004, its Form 10-Q for the quarter ended March 31, 2005 and other reports filed with the Commission under the Exchange Act for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.

Additional Information

        All SEC reports and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act are available free of charge on our Investor Relations web site at www.optaco.com/sec as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Additionally, we will mail copies of our prior SEC reports to any stockholder upon written request, free of charge, by contacting the Company's Investor Relations at 1350 Bayshore Highway, Suite 740, Burlingame, CA 94010, telephone number (650) 579-3610.

OTHER INFORMATION	25
Background Information Concerning Our Directors and Executive Officers	25
Market Prices of Our Common Stock and Dividend Policy	26
Financial Statements, Supplementary Financial Information, Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk	27
Where You Can Find More Information	27
Annex A	A-1
Annex B	B-1
Annex C	C-1
Annex D	D-1
Annex E	E-1

v

INFORMATION STATEMENT

Summary Term Sheet

        This summary term sheet highlights selected information from the information statement and addresses material terms of the transaction. You should carefully read this entire information statement and the other documents to which we refer you for a more complete understanding of the matters being described in this summary term sheet. In addition, we incorporate by reference important business and financial information into this information statement. You may obtain the information incorporated by reference into this information statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

Going Private Transaction

Purpose of the Going Private Transaction

        The purpose of the Going Private Transaction is to allow the Company to terminate registration under Section 12(g) of the Exchange Act, suspend its duty to file reports with the Commission and become a private company. The Going Private Transaction will enable us to terminate our Periodic Reporting Obligations so that we may continue future operations as a private company, relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. Following the adoption of Sarbanes-Oxley, the amount of management time and Company resources required to comply with such requirements have become overly burdensome for a company of our size. We intend to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out the fractional interests resulting from the Going Private Transaction.

Independent Fairness Opinion and Valuation

        Our Board of Directors has engaged Cronkite & Kissell LLC ("Cronkite & Kissell") to opine as to the fairness, from a financial point of view, of the consideration, in the amount of $0.13 per Pre-Merger Share to be received by the stockholders holding less than 5,000 Pre-Merger Shares and to provide a valuation of our Company.

Approval of Board of Directors

        Our Board of Directors believes the Going Private Transaction is in the best interest of, and substantively and procedurally fair to, our stockholders, who will be redeemed pursuant to the Going Private Transaction. Our Board of Directors further concluded that the advantages of the Going Private Transaction to the stockholders far outweighed the disadvantages, and that it was substantively and procedurally fair to them, and, therefore, that the transaction was in all of our stockholders' best interests. The members of our Board of Directors who have no affiliation with any stockholders of Opta separately analyzed and approved the Going Private Transaction. Separate review by such directors is described further in the section "Interest of Certain Persons in or Opposition to Matters to Be Acted Upon." On June 17, 2005 and August 2, 2005, our Board of Directors unanimously adopted resolutions authorizing and approving the Going Private Transaction. The Board of Directors reserved the right to abandon the Going Private Transaction at any time prior to the Effective Date of the Merger or Restated Certificate, as applicable.

Approval of Stockholders

        We had approximately 800 stockholders of record holding an aggregate of 50,037,538 shares of Common Stock and one stockholder holding an aggregate of 4,300 shares of Preferred Stock outstanding as of the Record Date. Each stockholder is entitled to one vote per share, voting as a single class. The proposed actions to implement the Going Private Transaction requires the affirmative vote or written consent of the holders of a simple majority of the outstanding shares of our Common Stock and our Preferred Stock voting as one class of stock as of the Record Date. As described above, stockholders owning approximately 60.2% of the outstanding capital stock have consented in writing to the Going Private Transaction.

Estimated Effective Time of Going Private Transaction

        We anticipate that the Going Private Transaction will become effective on or about                , 2005. However, in no event will the effective time of the Going Private Transaction (the "Effective Time") be consummated earlier than the twentieth calendar day after this information statement is sent or given to those persons or entities that held Opta stock as of the Record Date.

Implementation and Effects of Going Private Transaction

        Every holder of record of Common Stock and Preferred Stock will be entitled to receive one share of the Surviving Corporation's common stock in exchange for every 5,000 shares of Common Stock and Preferred Stock held by that holder immediately prior to the Effective Date of the Merger. All holders of resulting fractional interests after the Effective Date of the Merger ("Cashed-Out Stockholders"), will receive the Cash Consideration at the rate of $0.13 for each Pre-Merger Share. Immediately following the Merger and upon the Effective Date of the Restated Certificate, any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation's then outstanding Common Stock into the same number of whole shares owned by those holders before the Merger.

        Our shares are currently traded on the Pink Sheets, although trading has been extremely minimal, and our shares may continue to be so traded after the Going Private Transaction.

        In addition, in connection with the Merger, the Subsidiary's Certificate of Incorporation will become the Certificate of Incorporation of the Surviving Corporation as attached hereto. The Surviving Corporation's Certificate of Incorporation will not include any preferred stock class. As a result, the Company will only have common stock. The filing of the Restated Certificate will effect the 5,000-for-1 forward stock split, but otherwise will not provide for any other substantive changes.

Information About our Company

        The Company's principal executive offices are located at 1350 Bayshore Highway, Suite 740, Burlingame, CA 94010 and our phone number is (650) 579-3610. The filing person is the subject company.

        For more information about Opta, please refer to the section entitled "Where You Can Find More Information."

SPECIAL FACTORS

The Going Private Transaction

Basic Terms

        Under the terms of the Going Private Transaction, every holder of record as of the Effective Time will be entitled to receive one share of the Surviving Corporation's common stock in exchange for every 5,000 shares of Opta Common Stock or Preferred Stock held by such person. All Cashed-Out Stockholders will receive the Cash Consideration. Immediately following the Merger and upon the Effective Date of the Restated Certificate, any surviving fractional interests attached to whole shares will be reconverted in a 5,000-for-1 forward stock split of the Surviving Corporation's then outstanding Common Stock into the same number of whole shares owned by those holders before the Merger.

        Because of the limited trading market for our Common Stock a stockholder is unable to purchase enough shares on the open market to avoid becoming a Cashed-Out Stockholder as a result of the Going Private Transaction and will be unable to retain an equity interest in our Company.

        The Going Private Transaction is structured to be a Rule 13e-3 transaction under the Exchange Act because it is intended to, and if completed, will reduce the number of record holders of Opta to fewer than 300, which will position us to suspend our Periodic Reporting Obligations. In connection with the Going Private Transaction, we will file a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission. We intend to apply for the termination of our Periodic Reporting Obligations as soon as practicable after the Effective Date of the Restated Certificate by filing a Form 15 with the Commission.

Effective Time of the Going Private Transaction

        We anticipate that the Going Private Transaction will become effective on or about                , 2005. However, in no event will the Going Private Transaction become effective earlier than the twentieth calendar day after this information statement is sent or given to those persons or entities that held Opta stock as of the Record Date.

Approval of the Going Private Transaction By Our Board of Directors and Stockholders

        Our Board of Directors, including a separate analysis and approval by members of our Board of Directors who have no affiliation with any Opta stockholder, has approved the Going Private Transaction and reserved the right to abandon the Going Private Transaction at any time prior to the Effective Time. Under the Delaware General Corporation Law and our bylaws, our stockholders may approve the Going Private Transaction without a meeting, without prior notice and without a vote if a written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. As described above, stockholders owning a majority of the outstanding capital stock have consented in writing to the Going Private Transaction.

Effects if Going Private Transaction is Not Consummated

        If the Going Private Transaction is not consummated, our Periodic Reporting Obligations will continue, and we will not benefit from the substantial reduction in general and administrative costs associated with being a non-reporting company. In addition, our senior management will have to continue to devote significant time to our Periodic Reporting Obligations, which they will not be able to devote to other Company operations.

Stock Certificates

        Our transfer agent, Colonial Stock Transfer, has been appointed as our exchange agent to carry out the exchange of existing stock certificates for new stock certificates and to deliver the Cash Consideration. Promptly following the Effective Time, the transfer agent will send a letter of transmittal to each affected stockholder. The letter will describe the procedures for surrendering stock certificates in exchange for new stock certificates and/or the Cash Consideration. Upon receipt of the stock certificates and properly completed letters of transmittal, the transfer agent will issue the appropriate new stock certificates and/or make the appropriate Cash Consideration within approximately 60 days of the Effective Date of the Restated Certificate.

        No service charges, or commissions, will be payable by our stockholders in connection with the exchange of certificates or the payment of Cash Consideration because we will bear those expenses. We will not pay interest on cash sums due to any stockholder in connection with the Going Private Transaction.

        All stock certificates evidencing ownership of Pre-Merger Shares will be deemed cancelled without further action by their holders as of the Effective Date of the Merger. Please do not send any stock certificates to our transfer agent or us in connection with the Going Private Transaction until you receive and complete a letter of transmittal.

        Opta and its Board intend for the Going Private Transaction to treat stockholders holding Opta stock in street name through a nominee in the same manner as stockholders whose shares are registered in their names. Nominees are instructed to effect the Going Private Transaction for their beneficial holders. However, nominees may have different procedures and therefore, stockholders holding shares in street name should contact their nominees.

Provision for Unaffiliated Stockholders

        The Company has not made any provision in connection with the Going Private Transaction to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services for such stockholders. A majority of directors who are not Opta employees did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the Going Private Transaction or preparing a report concerning the fairness of the Going Private Transaction. No officers or directors own any securities of Opta.

Past Transactions and Recent Developments

        In October 2003, Opta borrowed $4,500,000 with an extended maturity date of July 21, 2005 and an interest rate of approximately 3% from TCL Corporation, a public company traded in China ("TCL Corp"). TCL Corp is an affiliate of Lotus International Holdings Ltd. ("LIH") and TCL Industries Holdings (HK) Ltd. ("TCL Industries"), two stockholders of Opta owning approximately 51.2% of Opta's outstanding stock. Opta ultimately loaned the funds to Opta Systems, LLC dba "GoVideo" ("GoVideo"), the wholly-owned and sole operating subsidiary of Opta. Such loan was one of the underlying loans assumed in the transactions described in our Form 8-K as filed on July 29, 2005.

        As reported in our Form 8-K as filed on July 21, 2005, the Board of Directors of Opta's non-operating subsidiary, Correlant Communications, Inc. ("Correlant"), approved the dissolution of Correlant, pending approval by the Correlant stockholders.

        As reported in our Form 8-K as filed on July 29, 2005, Opta entered into a series of transactions involving and relating GoVideo, including the restructuring of GoVideo debt, the transfer of certain significant intellectual property assets of GoVideo and assumption of the underlying loans and the $5,000,000 loan from Correlant. Following the consummation of such transactions, Opta will continue to take steps to further reduce costs of GoVideo, including making significant reductions in staff, eliminating some of its current activities, negotiating with its creditors and making increased efforts to collect on outstanding receivables.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

        Two of Opta's directors, Li Dongsheng and Vincent Yan, are also directors of TCL Corp. Mr. Li Dongsheng serves as the Chairman of the TCL Corp and TCL Multimedia Technology Holdings Limited ("TCLMM") board of directors. Both Mr. Li Dongsheng and Mr. Vincent Yan hold positions with TCL Corp-affiliated companies, including TCLMM. As a result of the Going Private Transaction, the ownership percentage of TCL Industries and LIH will increase from 32.0% and 19.2%, respectively, to approximately 32.4% and 19.4%, respectively. TCL Industries and LIH have consented in writing to approve the Going Private Transaction. Because the ownership percentage of TCL Corp-affiliated stockholders will slightly increase as a result of the Going Private Transaction, Professor Zuoquan Lin and Mr. James Jian Liu, the two other members of our Board of Directors who are not affiliated with TCL Corp or any other stockholder of Opta, separately analyzed the advantages, disadvantages and consequences of the proposed Going Private Transaction. After their analysis, they separately approved the Going Private Transaction.

Transactions in Opta Stock

        During the last two years, Opta has repurchased approximately 7,622,000 shares of its common stock at $0.30 per share from September 2003 through August 2004. However, in each of such transactions, Opta received additional consideration from these stockholders, above and beyond the shares repurchased.

Source of Funds and Financial Effect of the Going Private Transaction

        We estimate that the fractional interests being cancelled in the Going Private Transaction would aggregate up to approximately 1,930,000 Pre-Merger Shares, resulting in total Cash Consideration to Cashed-Out Stockholders of up to approximately $250,900. We believe that there are approximately 1,600,000 shares held by some stockholders who are on the Objecting Beneficial Shareowners (OBO) list, but we do not know exactly how many of such stockholders there are. The Cash Consideration for approximately 330,000 Pre-Merger Shares held by identifiable stockholders totals $42,900 and assuming that the 1,600,000 shares on the OBO list are held by as many as 1,600,000 holders, the total Cash Consideration could be up to $250,900 ($42,900 for the identifiable stockholders plus up to $208,000 for the holders on the OBO list). We expect to pay the Cash Consideration in connection with the Going Private Transaction and other expenses for the Going Private Transaction through our available cash and short term borrowings. The Going Private Transaction and the related use of cash to complete the Going Private Transaction, which includes professional fees and other expenses related to the transaction and Cash Consideration to be made to certain stockholders, are not expected to adversely affect in any material respect our capitalization, liquidity, results of operations or cash flow.

        Following the Going Private Transaction, we plan to suspend our Periodic Reporting Obligations, which means that our stock will not qualify to be traded on any automated quotation system, operated by a national securities association and will not be qualified to trade on the OTC Bulletin Board.

        We believe the Going Private Transaction will be treated as a tax-free "recapitalization" for federal income tax purposes, which will result in no material federal income tax consequences to us. Depending on each stockholder's individual situation, the Going Private Transaction may give rise to certain income tax consequences for stockholders. More details regarding potential tax consequence are set forth in the section "Material Federal Income Tax Consequences" below.

Fees and Expenses

        The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Going Private Transaction and the transactions related thereto: up to $250,900 in Cash Consideration to the Cashed-Out Stockholders; $100,000 to our legal counsel; $27,500 for the preparation and issuance of a fairness opinion by Cronkite & Kissell; and $35,000 for other expenses.

Accounting Consequences

        The Going Private Transaction will not affect the par value of our Common Stock, which remains $0.001 per share. And although the Going Private Transaction will result in an increase in per share net income or loss and net book value of our Common Stock because fewer shares of our Common Stock will be outstanding, the change will be insignificant because the estimated decrease in the number of Pre-Merger Shares is immaterial in comparison to the number of shares that will remain outstanding subsequent to the Going Private Transaction.

Regulatory Filings and Approvals

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Going Private Transaction, nor any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required to consummate the Going Private Transaction, other than approvals, filings or notices required under federal and state securities laws and the corporate laws of the State of Delaware.

        We will file a Schedule 13E-3 with the Commission to notify the Commission of our intent to go private. We anticipate that following the completion of the Going Private Transaction and the filing of a Form 15 with the Commission, our Periodic Reporting Obligations will immediately terminate.

Purpose of the Going Private Transaction

        The purpose of the Going Private Transaction is to enable Opta to terminate its Periodic Reporting Obligations and enable us to continue future operations as a private company, thereby relieving us of the costs, administrative burdens and competitive disadvantages associated with operating as a public company. We intend to accomplish this purpose by reducing the number of holders of record to fewer than 300 by cashing out the resulting fractional interests after the Merger.

Consideration by the Board of Directors

        As previously reported, on June 29, 2001, a majority of the Company's stockholders, led by TCL Corp, were successful in gaining control of the Company and replacing prior management of the Company. On June 29, 2001, new directors and officers were appointed and the then existing directors and officers were immediately removed from office.

        Following the replacement of prior management, the new management began an extensive review of various transactions undertaken by and involving old management prior to June 29, 2001. Due to the preliminary results, the Company dismissed its then existing independent accountants and replaced such firm with new independent accountants. On March 25, 2002, the new independent accountants were engaged to audit fiscal 2002. As previously reported, during its preliminary investigation, new management of the Company identified various transactions undertaken by prior management which impacted reported financial and operating results with respect to its consolidated financial statements for fiscal 2001, 2000 and 1999 and ultimately concluded that a reaudit of the financial statements for fiscal 2001, 2000 and 1999 was required. On July 24, 2002, the Company engaged its new independent accountants, to perform such reaudit and the Company concluded that it must restate these prior periods. As a result, the Company was unable to timely file its Form10-K for fiscal 2002. On November 5, 2002, the Company's shares were removed from the OTC Bulletin Board for failure to comply with NASD Rule 6530. Although Opta filed its Form 10-K for fiscal 2002 on April 16, 2004, the Company was not eligible to trade on the OTC Bulletin Board until it became current in all its required filings, which was completed May 20, 2005. Since the Company's stock was delisted, trading has been sporadic and minimal and there is no established public trading market for our stock. As a result, many of Opta's stockholders have expressed concern to management regarding the lack of liquidity and ability to trade Opta's stock. Opta's Board of Directors determined that maintaining the public company status imposed significant costs and required considerable attention from, and resources of, management with no significant benefit.

        Additionally, the future reporting requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), including Section 404 of Sarbanes-Oxley, are expected to significantly increase the cost and management burden of remaining a public company. The Company's Board of Directors determined that terminating the Periodic Reporting Obligations before having to comply with the Sarbanes-Oxley reporting requirements would result in substantial cost savings while allowing management to focus on business operations, which would help us maximize stockholder value. In order to terminate our Periodic Reporting Obligations, we must reduce the number of record holders to fewer than 300.

        Because the results of a Going Private Transaction are more predictable and automatic as compared to other alternatives of ways to complete the process of going private, our Board of Directors believes that the Going Private Transaction is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 thereby positioning us to effect the termination of our Periodic Reporting Obligations. In addition, as described above, Professor Zuoquan Lin and Mr. James Jian Liu, the two members of our Board of Directors who are not in any way affiliated with TCL Corp or any other stockholder of Opta, separately analyzed the proposed Going Private Transaction by considering the following factors: potential cost savings, future company plans, future increased costs and ability to focus management time on other Company business. After their independent analysis, Professor Lin and Mr. Liu separately approved the Going Private Transaction.

        On June 17, 2005 and subsequently on August 2, 2005, our Board of Directors, approved the Going Private Transaction, subject to stockholder approval. The selected Exchange Ratio was a result of calculations intended to determine how many record holders needed to be cashed out to achieve our goal of going private and reducing the number of stockholders to less than 300.

Reasons for the Going Private Transaction

Cost Savings

        We incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Periodic Reporting Obligations imposed by the Commission. Direct costs associated with compliance with the Periodic Reporting Obligations include, but are not limited to auditing fees, legal fees, consultant fees, financial printer fees and miscellaneous clerical and other administrative expenses, such as word processing, conversion to EDGAR, telephone and fax charges associated with the preparation and filing of periodic reports, proxy materials and other reports and statements with the Commission.

        Based on our experience in prior years, our direct costs of complying with the Periodic Reporting Obligations are estimated to be approximately $880,000 annually, based on estimated annual audit and accounting fees of $200,000, estimated annual legal fees of $150,000, estimated financial printer fees of $10,000, estimated transfer agent fees of $7,000, estimated costs associated with filing reports with the Commission (including internal administrative staff) of $50,000, estimated costs for directors' and officers' insurance of $330,000, estimated future costs associated with Sarbanes-Oxley compliance of $80,000 and estimated miscellaneous costs of $50,000. Indirect costs associated with compliance with the Periodic Reporting Obligations include, among other things, the time our executive officers and accounting staff expend to prepare and review our periodic reports. Because we have only a few executive personnel, these indirect costs are substantial. Due to additional regulations and compliance procedures required of public companies under Sarbanes-Oxley, including our independent auditors' report on our management's assessment of our internal controls for financial reporting purposes under Section 404 of Sarbanes-Oxley, we expect that both the direct and indirect costs identified above will increase in the future. Moreover, we believe that such costs will increase as the Company addresses the concerns in the Company's external auditors' report to the Board in January 2005 of a "reportable condition" that constituted a "material weakness" in our internal control over financial reporting.

        Our Board of Directors considered the cost to us of continuing to file periodic reports with the Commission and complying with the proxy and annual report requirements under the Exchange Act compared to the benefits to us and our stockholders of continuing to operate as a public company. Under the circumstances, our Board of Directors determined that the benefits that we and our stockholders would typically expect to derive from our status as a public company are not being realized and are not likely to be realized in the foreseeable future. As a result, our Board of Directors concluded that the elimination of the costs of complying with our Periodic Reporting Obligations outweighed the benefits of continuing to incur such costs. We are, therefore, undertaking the Going Private Transaction at this time to save us the substantial costs, which we expect to increase over time, and resources required to comply with the Periodic Reporting Obligations and other obligations associated with operating as a public reporting company. However, the actual savings to be realized from terminating our Periodic Reporting Obligations may be higher or lower than our estimates.

Competitive Disadvantage

        As a public company, we are required to make certain disclosures in connection with our Periodic Reporting Obligations. Those public disclosures can potentially place us at a competitive disadvantage by providing our non-public competitors with strategic information about our business, operations and results while not having access to similar information about those competitors. In light of our limited size and resources, competitive disadvantages related to our public reporting obligations and our lack of intent to raise capital through a public offering or effect acquisitions using our stock, our Board of Directors does not believe the costs associated with maintaining our Periodic Reporting Obligations and maintaining our stockholder accounts are justified. Our Board of Directors believes that it is in the best interests of us and our stockholders as a whole to eliminate the administrative burden and costs associated with maintaining our Periodic Reporting Obligations and maintaining stockholder accounts.

Procedural Factors Favoring the Going Private Transaction

        Our Board of Directors analyzed the Going Private Transaction and its anticipated effects on our stockholders and have deemed the Going Private Transaction and related termination of our Periodic Reporting Obligations to be substantively and procedurally fair to, and in the best interests of, our affiliated and unaffiliated stockholders, whether they are cashed out or remain as stockholders following the Going Private Transaction. In reaching this conclusion, our Board of Directors also considered, in no particular order and without preference, the factors described below.

The Going Private Transaction Provides our Stockholders with Liquidity

        As a result of our stock being delisted as discussed above, the average daily trading volume for our Common Stock was minimal and deemed illiquid by most standards. The Going Private Transaction will provide stockholders who hold fewer than 5,000 shares at the Effective Time the opportunity to liquidate their investment in us.

No Unusual Conditions to the Going Private Transaction

        Our Board of Directors also considered the likelihood that the Going Private Transaction would be implemented. In this regard, it considered that there are no unusual requirements or conditions to the Going Private Transaction, and that we have the financial resources to implement the Going Private Transaction expeditiously.

Structure of Going Private Transaction—Stockholder and Board Approval

        The Going Private Transaction was specifically structured in a way that requires stockholder approval and provides statutory appraisal rights to non-consenting stockholders. Appraisal rights are more fully described in the section entitled "Appraisal Rights" below. However, the Going Private Transaction was not structured in a way that would require approval of a majority of unaffiliated stockholders. The Going Private Transaction has been approved unanimously by all members of the Board of Directors, including all non-employee directors.

Substantive Factors Favoring the Going Private Transaction

Direct and Indirect Cost Savings

        As discussed above, we incur direct and indirect costs associated with our status as a public company. Among the most significant are the costs associated with compliance with the Periodic Reporting Obligations imposed by the Commission. As discussed above, we estimate that we will save approximately $880,000 annually in direct general and administrative costs by being a private company. We also believe that because of Sarbanes-Oxley, such direct costs would increase in the future. Additionally, the indirect cost to our company in terms of senior management and accounting staff time spent on complying with the Periodic Reporting Obligations will also be saved.

The Going Private Transaction Offers Stockholders the Opportunity to Receive Cash at a Premium Price

        Our Board of Directors considered several methods for valuing our stock to determine the $0.13 price per share to be paid to stockholders with resulting fractional interests as a result of the Going Private Transaction. The Cash Consideration represents a premium of approximately 1300% and 12% over the closing trading price of the Common Stock, prior to the announcement of the Going Private Transaction, and the valuation price of $0.116 provided by Cronkite & Kissell, respectively.

        Our Common Stock is traded on the Pink Sheets under the symbol "OPTP. PK." On August 2, 2005, the last trading price for our Common Stock prior to the announcement of the Going Private Transaction was $0.01. Therefore, the Cash Consideration represents a premium of approximately 1300% over the last trading price of the Common Stock, prior to the announcement of the Going Private Transaction. Additionally, the Cash Consideration represents a premium of approximately 382%, 246% and 109% over the average closing price for the three month, six month and one year periods, respectively, prior to the announcement of the Going Private Transaction. For more information, please see the section "Market Prices of Our Common Stock and Dividend Policy."

Fairness Opinion—General

        The Board hired Cronkite & Kissell based on its qualifications and expertise in providing financial advice to companies and its reputation. Opta engaged Cronkite & Kissell to perform a SFAS 141 analysis at April 18, 2003 and a SFAS 142 study at June 30, 2004. No other material relationship exists or has existed within the past two years between Cronkite & Kissell and the Company prior to this transaction. Pursuant to a letter agreement dated May 27, 2005 and amended June 20, 2005, Cronkite & Kissell will be paid fees totaling $27,500 for the Cronkite & Kissell Fairness Opinion. Such fee is not contingent on the successful completion of the Going Private Transaction.

  Market Approach

        One of the approaches used by Cronkite & Kissell to estimate the value of the Company was a Market Approach. There are five steps involved in using the market approach, as follows:

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  The determination of earnings levels considered to be representative of the future operating performance of the subject company.

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  The selection of guideline companies to be used for comparison purposes.

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  The performance of a comparative risk analysis between the subject company and the guideline companies.

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  The selection of appropriate market multiples for the subject company based on the comparative risk analysis and a thorough analysis of the guideline market multiples.

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  The determination of value for the subject company's total enterprise, and after subtracting interest-bearing debt, its equity.

Determination of Representative Earnings

        Essential ingredients of the market approach are the appropriate levels of earnings to utilize. In determining representative levels, Cronkite & Kissell reviewed the historical trends, as well as the projections for future operations, of the Company in terms of revenues, earnings, and cash flow. Since Opta is not currently profitable, Cronkite & Kissell relied upon revenues and assets at June 30, 2005. The book value of the assets was adjusted to reflect the pending dissolution of the Correlant subsidiary and expected cash distribution.

        When employing the market approach, it is important to obtain a representative list of publicly owned or recently acquired companies that are similar to the subject company in those respects carrying the greatest weight with the investing public. In some cases, companies may be quite similar from an investment standpoint, even though they appear to be engaged in somewhat different lines of business. Primarily, they should offer operational and economic comparability in the areas of major importance to the investing public.

        Cronkite & Kissell's search for such companies included a review of certain databases which contain pertinent financial and operating information on actively traded public companies. In establishing the search parameters, four basic criteria had to be met initially:

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  The company had to be primarily engaged in the consumer electronics industry.

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  The company's common stock had to be outstanding in the hands of the public.

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  The trading market of the company had to be relatively active to obtain true investor sentiment.

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  The company had to make its financial information public.

        After reviewing companies fitting the general criteria described above, Cronkite & Kissell selected four for comparison purposes:

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  Audiovox Corp.

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  Emerson Radio

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  Harmon International

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  TIVO

Comparative Analysis with Opta

        Before drawing any conclusions from the market multiples evidenced for the guideline companies, it is necessary to complete a comparative analysis. Such an analysis compares the subject company with the guideline companies on the basis of risk and return characteristics in order to determine the subject company's risk/return profile relative to that of the guideline companies as a group. The analysis generally focuses on quantitative considerations, which include financial performance and other quantifiable data, and qualitative considerations, which include any factors which are expected to impact future financial performance and investors' interpretations of the financial results.

        Based on Cronkite & Kissell's review of these statistics and consideration of the qualitative factors impacting the business, Opta appears to represent a significantly greater investment risk, for a given return, relative to the guideline companies as a group.

Determination of Market Multiples

        The enterprise value ("EV")/Revenue multiples for the guideline companies were computed by dividing the aggregate value of equity and debt by their latest twelve months ("LTM") Revenue. The EV/Asset multiples were computed by dividing the aggregate value of equity and debt by the book value of assets as of the most recent reporting period. The resulting debt-free ratios represent minority level valuation indications because a control premium was not incorporated into the market multiple calculations.

        Based on the risk factors described above and other factors considered, Cronkite & Kissell's analysis indicates the following ratios are appropriate for Opta:

EV/Revenues	0.13
EV/Assets	0.30

Market Multiple Summary

        Applying the appropriate multiples to their respective levels of earnings yields indications of value as follows ($000s):

	Revenue	Assets
Representative Level	$127,927	$38,546
Market Multiple	x 0.13	x 0.30

Enterprise Value (rounded)	15,991	11,564
Less: Debt	(10,000)	(10,000)

Marketable Minority Equity	$5,991	$5,924

        The debt balance reflects the restructuring described in Opta's recent Form 8-K filings. The average of the two approaches yields a minority equity conclusion of $4,000,000 (rounded).

  Income Approach

        An income approach, specifically the discounted cash flow approach, is another method used by Cronkite & Kissell in estimating the fair market value of Opta. This approach entails four basic steps, as follows:

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  The determination of the appropriate cash flows to discount, based upon projected income statements and balance sheets for the subject company.

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  The selection of an appropriate discount rate for the subject company projections, based upon an analysis of alternative investments, including public company discount rates.

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  The determination of a terminal value for the subject company, as of the end of the last period for which projections are available.

  •
  The determination of value for the subject company's EV.

Determination of Free Cash Flow

        The cash flow figures used in the discounted cash flow approach represents more accurately the true cash flow being generated by the operations of the business. Often referred to as "net debt free cash flow," this figure can be interpreted as the cash available to the capital providers to the subject company regardless of the particular capital structure selected. Thus, the present value of a stream of these cash flows or capitalization of normalized annual cash flow provides an indication of value for the enterprise of the subject company. Any assumptions regarding the capital structure of the subject company must be incorporated into the discount rate applied to the projected cash flows.

        In general, net debt free cash flow is equal to the earnings that would be available to common and preferred stockholders assuming no debt existed in the capital structure, plus the add back of depreciation and other non-cash expenses, and net of other projected expenditures, such as additions to working capital and property, plant and equipment. Five-year projections were provided by management and used in Cronkite & Kissell's analysis. These projections were adjusted to reflect the payment of a royalty to TCLMM for the use of the GoVideo names and technology.

Determination of Discount Rate

        The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. It can also be interpreted as the rate of return that would be required by providers of capital to the subject company to compensate them for the time value of their money, as well as the risk inherent in the particular investment. Unless the capital providers could expect to earn this required rate of return, it would not be in their interest to invest. Thus, capital providers use the "opportunity cost of capital" or the return which could be earned on other investments with similar risk/return profiles as the basis from which to analyze each new investment opportunity.

        It is important that the type of discount rate employed be consistent with the particular cash flow being discounted. As mentioned previously, because the projected free cash flows contain no deduction for interest expense, any assumptions regarding the capital structure of the firm must be incorporated into the discount rate. Hence, Cronkite & Kissell's discounted cash flow approach uses a weighted-average cost of capital ("WACC"). The WACC is an average of the costs of all sources of capital (debt, preferred and common equity, etc.) for the subject company, with each source weighted by its respective percentage share in the capital structure of the subject company.

        The costs of capital used in the WACC are estimates of appropriate expected returns for the various providers of capital to the subject company. The best method of estimating these variables is to examine similar investment opportunities in the public market and attempt to determine the market consensus expected returns for these investments. These figures can then be used as a basis for selecting appropriate expected returns for the subject company. The cost of debt capital is typically defined as the yield to maturity on comparable debt instruments traded in the public market, as adjusted for specific risk factors related to the subject company. Similarly, the cost of preferred equity capital can be defined as the risk-adjusted yield to maturity on comparable, publicly traded, nonconvertible preferred stocks. In general, the yield to maturity represents the market consensus on what percentage return is appropriate for the particular security. It is an estimate of expected return as of a particular point in time, and is easy to compute given that the amount and timing of future payments from a fixed income security (interest or dividends) are contractually fixed.

        Estimating the expected returns for similar common stock investments is not so straightforward. Unlike fixed income instruments, common stock does not provide the investor with a predictable stream of future payments. As a result, it is impossible to know exactly what returns investors expect from their investments in common stock. The most widely used method of estimating the cost of common equity is the capital asset pricing model ("CAPM"). The CAPM is an expectation model that attempts to relate the risk inherent in an investment with the returns expected by investors. In short, the price paid for an asset must yield an expected return sufficient to compensate the investor for the risk that the expected future value of the asset is not realized.

        Cronkite & Kissell's application of the CAPM to compute a reasonable cost of equity for Opta, and Cronkite & Kissell's selection of the additional variables used in the WACC equation, were based on a comparative analysis with the guideline companies used in the market approach. Cronkite & Kissell's selection of an appropriate discount rate incorporated Cronkite & Kissell's assessment of the Company's ability to achieve the results projected by its management. In summary, Cronkite & Kissell's analysis yielded an estimated WACC for Opta of 15.0 percent.

Discounted Cash Flow Summary

        The value indications that have been computed using the Income Approach reflect the value of the total enterprise. Based upon a normalized free cash flow projections (including provision for a terminal value at the end of the five year forecast period), a WACC of 15.0 percent, and a perpetuity growth rate of 5.0 percent, Cronkite & Kissell's analysis yielded an indication for the enterprise value of Opta of $6,532,000. Adjusting this figure by the expected Correlant cash distribution net of interest-bearing debt $1,000,000 yielded an enterprise value of equity of $7,500,000 (rounded).

  Cost Approach/Liquidation Analysis

        Opta's independent audit firm has expressed concern in the Company's ability to continue as a going-concern. Cronkite & Kissell has therefore also considered a cost approach to value, specifically the adjusted net assets method. In this method, a valuation analysis is performed for a company's identified fixed, financial, and other assets. The derived aggregate fair market value is then "netted" against the estimated fair market value of all existing and potential liabilities, resulting in an indication of the fair market value of the shareholders' equity.

        Cronkite & Kissell relied upon discussions with management and industry rules of thumb in estimating the percent of each assets book value that could be realized upon disposition. This approach indicated that values that could be realized from the disposition of the assets exceeded the value of the Company's liabilities by $5,800,000 (rounded).

  Valuation Summary

        In Cronkite & Kissell's valuation of Opta, Cronkite & Kissell utilized widely recognized valuation methodologies that yielded indications of value for the common equity of the Company on a marketable minority interest basis ranging from $4,000,000 to $7,500,000.

        Relying equally upon the market, income and cost approach,, Cronkite & Kissell has estimated the value of the equity of Opta at $5,800,000 (approximately $0.116 per share).

Information Provided by Management

        Management provided information used by Cronkite & Kissell to fairly value Opta's stock. The information provided involved forward-looking statements and was based upon a variety of assumptions, including Opta's ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors, in addition to those discussed elsewhere in this information statement and in Opta's filings with the Commission, could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors include our competitive environment, economic and other market conditions in which we operate and matters affecting business generally, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projections are indicative of our future performance or that actual results will not differ materially from the information provided. In light of the uncertainties inherent in projections of any kind, the inclusion of these projections in this information statement should not be regarded as a representation by us, the Board of Directors, or any of our or their respective advisors, agents or representatives that these projections will prove to be correct.

Opinion of Cronkite & Kissell

        Opta searched for a financial advisor that had the experience and qualifications necessary to provide an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the non-controlling stockholders of Opta. Opta contacted two different financial advisors they had previously worked with and requested bids regarding the fee that would be charged for their services. Opta received proposals to provide the requisite services from each of the financial advisors and evaluated the proposals and the merits of each. On the basis of the qualifications, experience and fees, Opta's Board of Directors awarded the engagement to Our Board of Directors engaged Cronkite & Kissell.

        On August 2, 2005, Cronkite & Kissell delivered to the Board its written opinion, to the effect that, based upon and subject to the assumptions and qualifications stated in its opinion, the $0.13 per share to be received by the non-controlling stockholders of the Company was fair, from a financial point of view, to such stockholders.

        The full text of Cronkite & Kissell's written opinion, dated August 2, 2005, is attached as Annex D to this information statement and is incorporated by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, procedures performed, matters considered and limits on the scope of the analysis undertaken by Cronkite & Kissell in rendering the Opinion. Cronkite & Kissell's Opinion relates only to the fairness, from a financial point of view, of the $0.13 per share price to be paid to the Cash-Out Stockholders. The opinion does not address any other aspect of the proposed Going Private Transaction or any related transaction and does not constitute a recommendation to any stockholder. The Opinion has been made available to interested stockholders at Opta's principal executive offices.

        Cronkite & Kissell was not requested to and did not make any recommendation to the Board of Directors as to the form or amount of consideration to be received by the Cashed-Out Stockholders. No limitations were imposed by the Board of Directors with respect to the investigations made or procedures followed by Cronkite & Kissell in rendering its opinion.

        Cronkite & Kissell's opinion does not constitute a recommendation to any Opta stockholders as to whether such stockholders should consent to the Going Private Transaction or exercise their appraisal rights with respect to their shares. The summary of the opinion set forth in this information statement is qualified in its entirety by reference to the full text of such opinion which is attached as Annex D.

        While Cronkite & Kissell rendered the Opinion and provided certain financial analyses, the Opinion was only one of the factors taken into consideration by the Board in determining the price to be paid to the Cashed-Out Stockholders. And although Cronkite & Kissell was engaged to perform a valuation analysis, the Board of Directors determined the amount of Cash Consideration to be paid and the decision to recommend the proposed Going Private Transaction was solely that of the Board of Directors.

        In preparing its Opinion, Cronkite & Kissell performed a variety of analyses, which are summarized below. In arriving at its Opinion, Cronkite & Kissell considered the results of all such analysis as a whole and did not attribute any particular weight to any specific analysis or factor. As such, consideration of only a portion of the analyses could create an incomplete view of the process underlying Cronkite & Kissell's Opinion.

        In performing its analyses, Cronkite & Kissell made many assumptions many of which are beyond the control of Opta. The analyses performed by Cronkite & Kissell are not necessarily indicative of actual values or actual future results, which may be significantly different than suggested by such analyses. Such analyses were prepared solely as part of Cronkite & Kissell's analysis of the fairness of the Cash Consideration and were delivered to the Board of Directors as part of the Opinion. Cronkite & Kissell utilized various pieces of information provided by the management of Opta. The information provided was based on numerous variables and assumptions that are inherently unpredictable and may not occur as projected. Accordingly, actual results could vary significantly from those set forth in management's projections.

        In rendering its Opinion, among other analyses, Cronkite & Kissell performed the following procedures:

  •
  Reviewed its analyses and valuations of Opta as of June 14, 2005 and August 2, 2005;

  •
  Reviewed its prior financial analyses of Opta Systems, LLC dba "GoVideo" as of April 18, 2003, June 30, 2004 and July 19, 2005;

  •
  Discussed with certain members of senior management of the Company and GoVideo the operations, financial condition, future prospects, and projected operations and performance of the Company;

  •
  Reviewed the Company's Form 10-K for the period ended June 30, 2004 and Form 10-Q for the period ended March 31, 2005, and reviewed the Company's unaudited consolidated financial statements for the period ended June 30, 2005;

  •
  Reviewed GoVideo's five-year strategic plan and financial forecasts prepared by GoVideo management as of June 9, 2005;

  •
  Reviewed Opta's Current Reports on Form 8-K filed with the Commission on July 19, 2005, July 21, 2005 and July 29, 2005;

  •
  reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

  •
  reviewed an undated draft of Schedule 14C that the Company is filing with the Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;

  •
  Reviewed publicly available financial data for certain companies deemed comparable to Opta; and

  •
  Conducted such other studies, analyses and inquiries deemed appropriate.

        Cronkite & Kissell held discussions with members of the senior management regarding the foregoing. In addition, they considered other matters and performed such research, inquiries and analysis that it deemed relevant in rendering the Opinion.

        In rendering the Opinion, Cronkite & Kissell assumed and relied upon, with the consent of the Board and without independent verification, the accuracy and completeness of all the information provided to it by Opta, including, without limitation, certain forward-looking information. Cronkite & Kissell expressed no opinion or any form of assurance with respect to the forward-looking information or any of the underlying data utilized in its analyses.

        Cronkite & Kissell's opinion does not in any way address the Going Private Transaction or its merits as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Cronkite & Kissell assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company and by counsel to the Board of Directors on all legal matters. Additionally, Cronkite & Kissell did not express any opinion as to the price at which the Company Common Stock would trade at any future time. Cronkite & Kissell Opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to Cronkite & Kissell as of the date of the Opinion. Although subsequent developments may affect its opinion, Cronkite & Kissell does not have any obligation to update, revise or reaffirm its Opinion.

        Cronkite & Kissell is a specialized financial advisory and valuation firm focused on meeting the needs of businesses and their stockholders. Cronkite & Kissell value business interests to assist businesses, stockholders and their advisors with important strategic decisions and planning initiatives. Cronkite & Kissell's practice focuses on providing financial valuation services to any size corporation that requires a highly experienced staff of professionals. Services are concentrated on early state to middle-market companies with the goal of bringing clarity to issues of valuation. Cronkite & Kissell is regularly involved as independent analyst or advisor in merger and acquisition transactions, structuring financings, and reorganizations, and performs approximately 150 valuation assignments each year.

        The Board hired Cronkite & Kissell based on its qualifications and expertise in providing financial advice to companies and its reputation. Pursuant to a letter agreement May 27, 2005 and amended June 20, 2005, Cronkite & Kissell has been paid fees totaling $27,500 for the Opinion.

        Limited liquidity for our stock.    The Board of Directors and Opta management took into account the limited public float and low trading volume of our Common Stock, the small number of market makers and the lack of institutional research coverage relating to the Company. These factors make it difficult for our stockholders to dispose of large numbers of shares without adversely affecting our stock price. In the Board of Director's view, these factors made the Cash Consideration contemplated by the Going Private Transaction preferable to the alternative of subjecting holders of small percentages of stock to the risk of declining stock performance or the risk of being unable to sell its shares. The Board of Directors examined the relationship between the $0.13 price per share to be paid in the Going Private Transaction and the recent market price of the Company's Common Stock. The Cash Consideration represents a premium of approximately 1300% over the closing trading price prior to the announcement of the Going Private Transaction.

        Fairness opinion.    The Board of Directors reviewed and adopted the Opinion of the financial advisor, Cronkite & Kissell, that as of August 2, 2005, and based upon and subject to the various qualifications and assumptions described in the Opinion, the Cash Consideration to be received by certain stockholders was fair to the stockholders from a financial point of view.

        Costs associated with being a public company.    The Board of Directors compared the costs involved with being a public company, including the costs of filing periodic reports and complying with the proxy rules under the Exchange Act, and the costs of compliance with the enhanced governance and disclosure requirements under Sarbanes-Oxley to the benefits of being a public company. Based on management estimates that the annual costs of compliance, upon our becoming subject to all requirements of Sarbanes-Oxley could approximate $880,000 per year, it concluded that the benefits that we and our stockholders should derive from being a public company were not being realized and did not justify continuing to incur the substantial costs associated with being public.

Substantive Factors Disfavoring the Going Private Transaction

Inability to Participate in Any Future Increase in the Value of Our Stock

        All Cashed-Out Stockholders will no longer own shares of Opta and will have no further equity interest in us with respect to their shares. Accordingly, they will no longer have the opportunity to participate in the potential increase in the value of our stock. Our Board of Directors determined that this factor does not make the transaction unfair to unaffiliated stockholders because unaffiliated stockholders will receive a fair price for the shares of their stock and in fact are receiving a premium price as described above.

Board of Directors' Determination and Recommendation

        Opta's Board of Directors consists of four directors, two are affiliated with TCL Corp and two are not affiliated with TCL Corp. First, the two board members not affiliated with TCL Corp reviewed and approved the Going Private Transaction separately. On June 17, 2005 and August 2, 2005, after numerous discussions, the Board of Directors, by unanimous written consent, unanimously concluded that the above factors supported their decision to go forward with the Going Private Transaction. The Board of Directors recommends approval and adoption of the Going Private Transaction and the Cash Consideration to Cashed-Out Stockholders.

General Examples of Potential Effects of the Going Private Transaction

        In general, the results of the Going Private Transaction can be illustrated by the following examples:

        Hypothetical Scenario Number 1.    Stockholder A is a registered stockholder who holds 100 Pre-Merger Shares (prior to the Merger). Upon the Effective Date of the Merger, Stockholder A's 100 Pre-Merger shares will be converted into the right to receive $13.00 (100 × $0.13).

        Hypothetical Scenario Number 2.    Stockholder B has 116,258 Pre-Merger Shares. Upon the Effective Date of the Merger, Stockholder B's shares will result in 23.2516 shares of Common Stock of the Surviving Corporation for a moment. Because Stockholder B has more than one resulting share of Common Stock, Stockholder B will not be eligible for the Cash Consideration. Instead, the 23.2516 shares of Common Stock will be subject to the 5,000-for-1 forward split to be consummated immediately after the Merger, and upon the Effective Date of the Restated Certificate effecting the forward split, the Stockholder will once again own 116,258 shares of Opta Common Stock.

Effects of the Going Private Transaction on Our Company

        The Going Private Transaction is expected to reduce the number of record holders. As of the Record Date, 50,037,538 shares of our Common Stock and approximately 4,300 shares of Class A Preferred Stock were outstanding. As a result of the Going Private Transaction, the number of shares of our Common Stock outstanding of record will be reduced from 50,037,538 to approximately 48,107,000 and our outstanding shares of Preferred Stock will be eliminated, assuming approximately 1,930,000 Pre-Merger Shares are cashed out.

        Based on the aggregate number of record holders, and the estimated number of holders of record owning more than 5,000 shares of our stock as of the Record Date, we estimate that the Cash Consideration to Cashed-Out Stockholders will total up to approximately $250,900 in the aggregate.

        Our Common Stock will continue to have the same $0.001 par value per share following the consummation of the Going Private Transaction. In addition, each resulting whole share of our Common Stock will be entitled to one vote per one whole share.

        We have no current plans to issue Common Stock, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our Board of Directors determines to be in our best interests and the best interests of our then existing stockholders.

Conduct of Our Business After the Going Private Transaction—Future Company Plans

        Following the Going Private Transaction and the termination of our Periodic Reporting Obligations, we will no longer be a publicly-reporting company, but rather will be a private company. After the consummation of the transactions described in the section "Past Transactions and Recent Developments," Opta continues to take steps to further reduce costs of GoVideo, including making significant reductions in staff, eliminating some of its current activities, negotiating with its creditors and making increased efforts to collect on outstanding receivables.

Reservation of Right to Abandon the Going Private Transaction

        Our Board of Directors retains the right to abandon the Going Private Transaction if it determines prior to the Effective Date of the Merger that the Going Private Transaction is not then in our best interest or the best interest of our stockholders. Among the circumstances that might cause our Board of Directors to abandon the Going Private Transaction is the development of a significant risk of the Going Private Transaction failing to achieve the overall goal of reducing the number of record holders to 300, or where the expense of cashing out the stockholders becomes so high that the transaction become financially prohibitive. If the Going Private Transaction is not implemented, then we will be unable to terminate our Periodic Reporting Obligations until we have fewer than 300 holders of record and satisfy certain other requirements of the Commission.

Escheat Laws

        The unclaimed property and escheat laws of various states provide that under circumstances defined in those states' statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are canceled and whose addresses are unknown to us, or who do not comply with the required procedures and request payment therefor, generally will have a fixed period of years from the Effective Date of the Merger in which to claim the Cash Consideration payable to them. For example, with respect to stockholders whose last known addresses are in California, the period is three years. Following the expiration of that three-year period, the Unclaimed Property Law of California would likely cause the Cash Consideration to escheat to the State of California. For stockholders who reside in other states or whose last known addresses are in states other than California, those other states may have abandoned property laws that call for the state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of those other jurisdictions, the "holding period," the time period that must elapse before the property is deemed to be abandoned, may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then we would turn over unclaimed Cash Consideration to our state of incorporation, the state of Delaware, in accordance with its escheat laws.

Appraisal Rights

        Under Delaware law, if holders of Opta stock do not wish to accept the Cash Consideration or the share certificates provided for in the Agreement of Merger with respect to the Going Private Transaction, such holders have the right to demand an appraisal of the fair value of such shares conducted by the Delaware Court of Chancery. OPTA STOCKHOLDERS WHO ELECT TO DEMAND APPRAISAL RIGHTS MUST COMPLY WITH THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW IN ORDER TO PERFECT THEIR RIGHTS. OPTA WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by an Opta stockholder in order to dissent from the Going Private Transaction and perfect the stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex E of this information statement. Section 262 requires that Opta notify stockholders either before the Effective Date of the Merger or within 10 days thereafter that appraisal rights will be available to stockholders. A copy of Section 262 must be included with such notice. This information statement constitutes Opta's notice to its stockholders of the availability of appraisal rights in connection with the Going Private Transaction in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights.

        If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

  •
  You must deliver to Opta a written demand for appraisal of your shares of Opta before                , 2005, which is 20 days after the definitive information statement is filed with the Commission and delivered to stockholders. Failure to consent to the approval of the Going Private Transaction by itself does not constitute a demand for appraisal within the meaning of Section 262. Any stockholders who consented in writing to the approval of the Going Private

    Transaction are deemed to have waived their appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

  •
  You must continuously hold your shares of Opta through the Effective Date of the Merger. If you fail to comply with any of these conditions and the Going Private Transaction is completed, you will be entitled to receive the Cash Consideration or retain your shares of Opta as provided for in the Agreement of Merger, but will have no appraisal rights with respect to your shares of Opta stock. All demands for appraisal should be addressed to Opta Corporation, Attn: Investor Relations, 1350 Bayshore Highway, Suite 740, Burlingame, CA 94010 and should be executed by, or on behalf of, the record holder of the shares of Opta stock. The demand must reasonably inform Opta of the identity of the stockholder and the intention of the stockholder to demand appraisal of its shares.

  •
  TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF OPTA STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER'S NAME APPEARS ON ITS STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF SUCH BENEFICIAL OWNER DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner. If you hold your shares of Opta stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  •
  Within ten days after the Effective Date of the Merger, Opta must give written notice that the Merger has become effective to each stockholder of Opta who has properly filed a written demand for appraisal and who did not vote in favor of the approval of the Merger. Within 120 days after the Effective Date, either Opta or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Opta does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal. At any time within 60 days after the Effective Date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the Cash Consideration specified by the Agreement of Merger for his or her shares of Opta stock. Any stockholder who has complied with the appraisal procedures is entitled to receive from Opta within 120 days of the Effective Date, a statement setting forth the aggregate number of shares not consenting to the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be mailed within 10 days after such stockholder's written request is received by Opta or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Opta, Opta will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. After determination of the stockholders entitled to appraisal of their shares of Opta stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Going Private Transaction, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

  •
  In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Agreement of Merger with respect to the Going Private Transaction. Costs of the appraisal proceeding may be imposed upon Opta and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the Effective Date of the Merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date before the Effective Date of the Merger; however, if no petition for appraisal is filed within 120 days after the Effective Date of the Merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the Merger within 60 days after the Effective Date of the Merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the Cash Consideration for shares of his or her Opta stock or the retention of shares of Common Stock of Opta pursuant to the Agreement of Merger. Any withdrawal of a demand for appraisal made more than 60 days after the Effective Date may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the Effective Date. In view of the complexity of Section 262, Opta stockholders who may wish to pursue appraisal rights should consult their legal advisors.

        The text of the applicable statute is attached hereto as Annex E.

Material Federal Income Tax Consequences

        Summarized below are the material federal income tax consequences to us and our stockholders resulting from the Going Private Transaction. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary also assumes that the stockholders have held and, if applicable, will continue to hold their shares as capital assets under the Internal Revenue Code of 1986, as amended. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to stockholders in light of their individual circumstances. Many stockholders, such as banks, financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and securities traders that elect mark-to-market tax accounting treatment, may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders who received our Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

        For purposes of this discussion, "U.S. person" means any of the following:

          (1)   a citizen or resident of the U.S.;

          (2)   a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state);

          (3)   an estate the income of which is subject to U.S. federal income taxation regardless of its sources;

          (4)   a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

          (5)   any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of our capital stock that is a U.S. person, and the term "non-U.S. Holder" means a beneficial owner of our capital stock that is not a U.S. person.

        We urge stockholders to consult with their own tax advisor as to the particular federal, state, local, foreign and other tax consequences, in light of their specific circumstances. If a partnership holds our stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If the stockholder is a partner of a partnership holding our stock, we suggest that such stockholder consult his or her tax advisor.

Federal Income Tax Consequences to Our Company

        We believe that the Going Private Transaction should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to our company.

Federal Income Tax Consequences to Stockholders Receiving No Cash Consideration from the Going Private Transaction

        If a stockholder (1) continues to hold our Common Stock immediately after the Going Private Transaction, and (2) receives no Cash Consideration as a result of the Going Private Transaction, such stockholder should not recognize any gain or loss in the Going Private Transaction. The aggregate adjusted tax basis in shares of our Common Stock held immediately after the Going Private Transaction should be equal to the aggregate adjusted tax basis in the shares of Common Stock held immediately prior to the Going Private Transaction, and the stockholder should have the same holding period in the Common Stock as it had in such stock immediately prior to the Going Private Transaction.

Federal Income Tax Consequences to Stockholders Receiving Cash Consideration from the Going Private Transaction

        If a stockholder receives Cash Consideration as a result of the Going Private Transaction and is not related to any person or entity that holds our Common Stock immediately after the Going Private Transaction, the stockholder will recognize capital gain or loss. The amount of capital gain or loss the stockholder recognizes will equal the difference between the cash received for the cashed-out stock and the aggregate adjusted tax basis in such stock.

        If a stockholder is related to a person or entity who continues to hold our Common Stock immediately after the Going Private Transaction, such stockholder will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that such receipt of cash either is "not essentially equivalent to a dividend," or is a "substantially disproportionate redemption of stock," as described below.

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  "Not Essentially Equivalent to a Dividend." A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in its proportionate interest in our company resulting from the Going Private Transaction is considered a "meaningful reduction" given the particular facts and circumstances. The Internal Revenue Service ("IRS") has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and exercises no control over the affairs of the corporation will meet this test.

  •
  "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Going Private Transaction will be a "substantially disproportionate redemption of stock" for a stockholder if the stockholder owns less than 50% of the outstanding shares of our Common Stock after the Going Private Transaction, and the percentage of the outstanding shares of our Common Stock owned by the stockholder immediately after the Going Private Transaction is less than 80% of the percentage of shares of our Common Stock it owned immediately before the Going Private Transaction.

        In applying these tests, the stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to the stockholder. If the receipt of Cash Consideration does not give rise to capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of the stockholder's ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of its aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

Dividend Income, Capital Gain and Capital Loss

        The U.S. federal income tax rate currently applicable to dividends received from domestic corporations by an individual taxpayer is a maximum of 15%, subject to the requirements the individual must have held the stock with respect to which a dividend is distributed for a minimum of 61 days during the 120-day period beginning 60 days before the stock becomes ex-dividend. A taxpayer's holding period for these purposes is reduced by periods during which the taxpayer's risk of loss with respect to the stock is considered diminished by reason of the existence of options, contracts to sell and similar transactions. The reduced rate of tax applies to the taxable years between 2003 and 2008. Individual stockholders should consult their own advisors as to their eligibility for the reduced rate of tax in relation to dividends.

        Federal legislation also reduced the maximum U.S. federal income tax rate applicable to net capital gain (defined generally as the total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months to 15%. The reduced rate of tax applies to the taxable years between 2003 and 2008. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will also continue to be subject to tax at the ordinary income tax rates applicable to corporations. For both individual and corporate taxpayers, there are significant limitations on the deductibility of capital losses.

Information Reporting and Backup Withholding

        In general, payments of dividends are subject to information reporting. Each paying agent will be required to provide the IRS with information, including the name, address, and taxpayer identification number of each U.S. Holder receiving payments, and the aggregate amount of dividends paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply to all beneficial owners. Specifically, corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts, and non-U.S. persons satisfying certain requirements are all excluded from reporting requirements.

        U.S. Holders will be required to provide their social security or other taxpayer identification numbers, and in some instances, additional information, to the Company in connection with the Going Private Transaction to avoid backup withholding requirements that might otherwise apply. Backup withholding will apply if a U.S. Holder fails to establish its exemption from the information reporting requirements, is subject to the reporting requirements and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, or if the paying agent has been otherwise notified by the IRS to backup withhold. The backup withholding tax rate is currently 28%. This backup withholding tax is not an additional tax and may be credited against a U.S. Holder's federal income tax liability if the required information is furnished to the IRS.

Special Rules for Non-U.S. Holders

        If a stockholder is a non-U.S. Holder, its tax consequences will depend on whether its income or gain from the Going Private Transaction is effectively connected with the conduct of a U.S. trade or business, or, if there is an applicable treaty, is attributable to a permanent establishment maintained in the U.S. Performance of significant personal services constitutes the conduct of a U.S. trade or business.

Income or Gain Not Effectively Connected with the Conduct of a U.S. Trade or Business

        Except as described below under the heading "Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business," dividends (including deemed dividends) paid on our Common Stock held by a non-U.S. holder will be subject to U.S. federal withholding tax (but not the federal income tax) at a rate of 30% or lower treaty rate, if applicable. In order to claim a reduction of withholding under a tax treaty, a non-U.S. holder generally will be required to file IRS Form W-8BEN upon which the non-U.S. holder certifies, under penalty of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate with respect to such payments. Further, a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the taxable disposition of our Common Stock.

Income or Gain Effectively Connected with the Conduct of a U.S. Trade or Business

        If dividends paid to a non-U.S. Holder are effectively connected with the conduct of a U.S. trade or business by the non-U.S. Holder or, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States by the non-U.S. Holder, us and other payors generally are not required to withhold tax from the dividends, provided that the non-U.S. Holder furnishes a valid IRS Form W-8ECI certifying, under penalty of perjury, that the holder is a non-U.S. person, and the dividends are effectively connected with the holder's conduct of a U.S. trade or business and are includible in the holder's gross income. Effectively connected dividends will be subject to U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders under certain circumstances, the branch profits tax).

        In the case of any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. Holder (and, if required by a tax treaty, any gain that is attributable to a permanent establishment maintained in the United States), the non-U.S. Holder will generally be taxed on its net gain derived from the disposition at the regular rates and in the manner applicable to U.S. persons and, if the non-U.S. Holder is a foreign corporation, the branch profits tax may also apply.

Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld from such dividend payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable tax treaty. Copies of the information returns reporting dividend payments and any withholding thereof may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to dividend payments on our Common Stock, or to information reporting or backup withholding with respect to payments of proceeds from the disposition of our Common Stock to or through a U.S. office of any broker, as long as the holder has furnished to the payor or broker: (i) a valid IRS Form W-8BEN certifying, under penalties of perjury, its status as a non-U.S. person; (ii) other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury regulations; or (iii) otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        As explained above, the amounts paid to a stockholder as a result of the Going Private Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to such stockholder depending on its individual circumstances. We urge each stockholder to consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of the specific circumstances.

OTHER INFORMATION

Background Information Concerning Our Directors and Executive Officers

Directors

        The name, citizenship and experience of each of our directors for at least the past five years and certain other information concerning each director has been furnished by the director and is set forth below. The "class" of each director designates the term of service for each class. A Class I Director's term expires at the 2008 annual stockholder meeting, a Class II Director's term expires at the 2006 annual stockholder meeting and a Class III Director's term expires at the 2007 annual stockholder meeting.

        Mr. Dongsheng Li was originally elected as a Class III Director of the Company on June 29, 2001 and was reelected as a Class III Director of the Company on June 6, 2005. Mr. Li also has served as Chairman of the Board of Directors of Correlant since February 2003. Mr. Li has been Chairman of the Board of Directors and President of TCL Corp (formerly TCL Holdings Co., Ltd.), a People's Republic of China company since 1996. Mr. Li is also the Chairman of the Board of Directors of TCL International Holdings, Ltd. and TCLMM. Mr. Li has 20 years of experience in the telecommunication equipment and consumer electronics industry. Mr. Li holds a Bachelor degree in Engineering from South China University of Technology. Mr. Li is a citizen of the People's Republic of China.

        Mr. Vincent Yong Yan was originally elected as a Class II Director of the Company on June 29, 2001 and was reelected as a Class II Director of the Company on June 6, 2005. Mr. Yan has been the President, CEO and Secretary of the Company since June 29, 2001. Mr. Yan was the CFO of the Company from June 29, 2001 until November 2002. Mr. Yan also has served as a Vice President, director and member of the Executive Committee of the Board of Directors of Correlant since February 2003. Mr. Yan has been Executive Director and Chief Financial Officer of TCL International Holdings, Ltd., a publicly traded consumer electronics and information technology company since 1999 and serves as Managing Director of TCLMM. Mr. Yan was appointed CFO of TTE Corp., a joint venture between TCL Corp and Thomsom S.A. in 2004. Additionally, he was elected chairman of the board of TTE Corp in 2004 and Chairman of the Board of TCL Corp-Alcatel in December, 2004. Prior to joining TCL Corp, Mr. Yan served as PRC Country Manager of Tulip Computers (Asia) Ltd., a subsidiary of a European computer manufacturer. Mr. Yan has over ten years of experience in the computer and consumer goods industries. Mr. Yan holds an MBA from Stanford University and a Masters degree in Computer Science from Peking University. Mr. Yan is a U.S. citizen.

        Professor Zuoquan Lin was originally appointed as a Class I Director on March 25, 2002 and was reelected as a Class I Director of the Company on June 6, 2005. Professor Lin also has served as a director of Correlant since February 2003. He is currently the Dean of the Department of Information Science, a position he has held since 1998, and is the Director of the Networking Research and Development Center at Peking University, China, having held the position since 1999. His main areas of research include computer software, artificial intelligence, network economy and management information system. Professor Lin also is currently an independent consultant in enterprise strategy and information technology. From 1995 to 1997, he was the Director of the Institute of Computer Sciences at Shantou University, China. Professor Lin holds a Ph.D. in computer science from Bei Hang University in Beijing, China. Professor Lin is a citizen of the People's Republic of China.

        Mr. James Jian Liu was originally appointed as a Class III Director of the Company on August 6, 2001 and was reelected as a Class III Director of the Company on June 6, 2005. Mr. Liu also has served as a director of Correlant since February 2003. Mr. Liu served as President of JBL International Inc., an apparel agent in New York, New York, from January 1996 to the present. He earned his BA degree from Nanjing University, China. Mr. Liu is a citizen of the People's Republic of China.

Executive Officers

        The name, citizenship and experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer as set forth below.

        See discussion related to Mr. Yan above.

        Sean Shaojian Wang was appointed as the Company's Chief Operating Officer in June 2004. Mr. Wang served as the Chief Financial Officer, from 2002 to 2004, of PacificNet, Inc., a company in Minneapolis, Minnesota whose shares are traded on NASDAQ (Symbol: PACT). PacificNet, Inc., through its subsidiaries, invests, operates and provides value-added telecom services ("VAS") and products solutions in China. From 1993 to 2002, Mr. Wang served as a managing director of Thian Bing Investments PTE, Ltd. in Singapore, an investment company in oil seeds planting, edible oil processing, packing materials and the other related industries. Mr. Wang graduated from Hamline University in St. Paul, Minnesota with a Bachelor of Science in 1986 and from the University of Minnesota with a Masters of Business Administration in 1989. Mr. Wang is a citizen of Singapore.

        The business address of our directors and executive officers is the principal business address of the Company. None of Opta's directors or executive officers own any Opta stock. None of Opta's directors or executive officers has been convicted of any criminal proceeding in the past five years and none has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        None of the members of the Board of Directors or executive officers of the Company are related to one another. We expect our current members of management to continue in their current positions for the next twelve months and they will not receive any unusual grants of stock, options, salary changes, or bonuses during that time.

Market Prices of Our Common Stock and Dividend Policy

        Opta's common stock began trading on the OTC Bulletin Board under the symbol "LPFC" on December 1, 1994. As previously reported, on November 5, 2002, the Company's shares of common stock were removed from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of the Company's inability to timely file its Form 10-K for fiscal 2002. Opta became current in all its required filings on May 20, 2005. From November 5, 2002 through October 12, 2004, the Company's shares of common stock were quoted on the National Quotation Bureau's "Pink Sheets," under the symbol "LPFC." Effective October 13, 2004, in connection with the name change from "Lotus Pacific, Inc." to "Opta Corporation," the Company's shares of common stock are quoted on the Pink Sheets under the symbol "OPTP.PK." Trading in the Company's common stock has been minimal with limited or sporadic quotations and there is no established public trading market for the Company's common stock. The high and low common stock prices per share were as follows:

	High	Low
Fiscal 2005:
1st Quarter	$0.15	$0.08
2nd Quarter	0.10	0.03
3rd Quarter	1.03	0.001
4th Quarter	0.14	0.12
Fiscal 2004:
1st Quarter	$0.09	$0.01
2nd Quarter	0.09	0.02
3rd Quarter	0.05	0.01
4th Quarter	0.10	0.01
Fiscal 2003:
1st Quarter	$0.13	$0.03
2nd Quarter	0.10	0.01
3rd Quarter	0.10	0.05
4th Quarter	0.10	0.05

        These OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.

        To date, the Company has not declared or paid any cash dividends on its common stock. The Company anticipates that it will retain all available funds for use in operation and expansion of its business, and no cash dividends are expected to be paid on the common stock in the foreseeable future.

Financial Statements, Supplementary Financial Information, Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

        The information required hereunder is incorporated by reference from the respective sections of the Company's Form 10-K for the year ended June 30, 2004, which was filed with the SEC on February 18, 2005 and Form 10-Q for the quarter ended March 31, 2005, which was filed with the SEC on May 20, 2005.

        Net book value per share of our Common Stock as of March 31, 2005 was $0.15.

Where You Can Find More Information

        The Going Private Transaction is subject to Rule 13e-3 of the Exchange Act. We plan to file a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Going Private Transaction. Copies of the Schedule 13E-3 will be available for inspection and copying at our principal executive offices during regular business hours by any interested stockholder, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Thomas Gong at the following address: 1350 Bayshore Highway, Suite 740, Burlingame, CA 94010.

        We are currently subject to the information requirements of the Exchange Act and file periodic reports, and other information with the Commission relating to our business, financial and other matters.

        Copies of such reports, proxy statements, this information statement and other information, as well as the Schedule 13E-3 when filed, may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet website at http://www.sec.gov. Amendments to the Schedule 13E-3 will be filed that will incorporate by reference any Exchange Act documents that are filed after the date of this Information Statement.

THE BOARD OF DIRECTORS

Dated: August 2, 2005

Opta Corporation
1350 Bayshore Highway, Suite 740
Burlingame, CA 94010

SIGNATURE

        After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

OPTA CORPORATION
/s/ SEAN WANG (Signature)
Sean Wang, Chief Financial Officer (Name and Title)
August 3, 2005 (Date)

Annex A

Restated Certificate of Incorporation of Opta Corporation

RESTATED CERTIFICATE OF INCORPORATION

OF

OPTA CORPORATION

        Opta Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

        DOES HEREBY CERTIFY:

        FIRST:    The name of this corporation is Opta Corporation and this corporation was originally incorporated pursuant to the General Corporation Law on June 25, 1985 under the name Quatech, Inc.

        SECOND:    The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

          FIRST:    The name of the corporation is Opta Corporation.

          SECOND:    The address of the corporation's registered office in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market Streets, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation's registered agent at such address is Corporation Guarantee and Trust Company.

          THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH:    The total number of shares of stock which the corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 per share.

          Upon the effectiveness of the Restated Certificate of Incorporation containing this sentence, each issued and outstanding share of common stock shall be subdivided, reclassified and changed into Five Thousand (5,000) shares of common stock of the corporation.

          FIFTH:    The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

          SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

          SEVENTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the

A-1

  personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH:    The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        THIRD:    The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

        FOURTH:    That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this            day of                        , 2005.

Vincent Yan, President and Chief Executive Officer

A-2

Annex B

Agreement of Merger between Opta Corporation and Subsidiary

AGREEMENT OF MERGER

        This AGREEMENT OF MERGER (this "Agreement"), is entered into as of                        , 2005, between Opta Corporation, a Delaware corporation ("Parent") and                        , a Delaware corporation ("Merging Company"), said two corporations being herein sometimes collectively called the "Constituent Corporations."

WITNESSETH:

        WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 25, 1985;

        WHEREAS, Merging Company is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on                        , 2005, and is a wholly-owned subsidiary of Parent; and

        WHEREAS, the Boards of Directors of the parties hereto deem it desirable, that Merging Company be merged with and into Parent and that Parent be the surviving corporation with the outstanding shares of common stock and preferred stock of Parent being converted into 1/5000th of a share of common stock of Surviving Corporation with holders of less than 5000 shares of a common stock or preferred stock of Parent before such merger having their resulting fractional share interests cancelled and converted into the right to receive a cash payment.

        WHEREAS, immediately following such merger, any surviving fractional interests attached to whole shares will be reconverted in a 5000-for-1 forward stock split of the Surviving Corporation's then outstanding common stock into the same number of whole shares owned by those holders before such merger.

        WHEREAS, after the effectiveness of such merger and the subsequent forward stock split, the number of Parent's stockholders will be reduced to fewer than 300, therefore allowing Parent to suspend its status as a reporting company with the Securities and Exchange Commission.

        NOW THEREFORE, it is agreed as follows:

SECTION 1

PARTIES TO PROPOSED MERGER

        1.1    Merging Company has authorized capital stock consisting of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which one thousand (1,000) shares are now duly issued and outstanding. All issued and outstanding shares of Merging Company are owned by Opta Corporation.

        1.2    Parent has authorized capital stock consisting of one hundred million (100,000,000) shares of common stock, par value $0.001 per share, of which 50,037,538 shares of common stock are now duly issued and outstanding and ten million (10,000,000) shares of preferred stock par value $0.001 per share, of which 4,300 shares of Class A Preferred Stock are now duly issued and outstanding.

        1.3    Parent and Merging Company desire to effect a merger of Merging Company into Parent (the "Merger") in the manner set forth below and the Boards of Directors of the Constituent Corporations have duly adopted resolutions by written consent, approving this Agreement.

SECTION 2

TERMS AND CONDITIONS OF MERGER AND CASH PAYMENT

        2.1    On the Effective Date (as hereinafter defined) of the Merger,

          (a)   Merging Company shall be merged with and into Parent, with Parent as the surviving corporation, which shall sometimes be referred to hereafter as "Surviving Corporation,"

          (b)   Each then outstanding share of Parent common stock or Parent preferred stock (each a "Pre-Merger Share") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1/5000th of a share of Surviving Corporation common stock, par value $0.001 per share,

          (c)   All shares of Parent common sock held in the treasury of Parent shall be cancelled, and

          (d)   The separate existence of Merging Company shall cease, as provided by the Delaware General Corporation Law, and all issued and outstanding shares of capital stock of Merging Company shall automatically and by operation of law be canceled and all certificates evidencing ownership of such shall be void and of no effect.

        2.2    This Agreement shall be submitted to the stockholders entitled to vote thereon of each of the Constituent Corporations as provided by the applicable laws of the State of Delaware. If this Agreement is duly adopted by the requisite votes of such stockholders and is not terminated as contemplated by Section 6, a certificate of merger (the "Certificate of Merger"), executed in accordance with the law of the State of Delaware, shall be filed with the Secretary of State of the State of Delaware. The "Effective Date" shall be the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware.

        2.3    As of the Effective Date, any resulting fractional interests shall be cancelled and be converted into the right to receive cash in the amount of $0.13 per Pre-Merger Share (the "Cash Payment.") The Surviving Corporation shall pay to such holders the Cash Payment within 60 days of the Effective Date.

SECTION 3

COVENANTS AND AGREEMENTS

        3.1    Parent covenants and agrees that it will present this Agreement for adoption or rejection by vote of the holders of Parent capital stock by Action by Written Consent of Stockholders and will recommend approval of this Agreement by such holders.

        3.2    Parent covenants and agrees that (i) it will, as sole stockholder of Merging Company, vote all shares of Merging Company common stock owned by it to approve this Agreement as provided by law, and (ii) it will not prior to the Effective Date, permit any change in Merging Company or its capital stock.

SECTION 4

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

        4.1    The Certificate of Incorporation of Merging Company, as set forth in Exhibit A annexed hereto, from and after the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of this corporation is Opta Corporation and this corporation was originally incorporated pursuant to the General Corporation Law on June 25, 1985 under the name Quatech, Inc."

        4.2    The Bylaws of Parent in effect on the Effective Date shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

        4.3    The directors and officers of Parent on the Effective Date shall become the directors and officers of the Surviving Corporation, each to hold office until a successor shall have been elected and shall have been qualified or until the earlier of resignation or removal.

SECTION 5

FILING OF RESTATED CERTIFICATE OF INCORPORATION IMMEDIATELY AFTER EFFECTIVE DATE

        5.1    Immediately after the Effective Date, Surviving Corporation shall file a Restated Certificate of Incorporation and upon the effectiveness of such filing, (a) all holders of Pre-Merger Shares who held fractional interests attached to whole shares after the Effective Date, will be reconverted by a 1 for 5000 forward stock split such that such holders will hold the same number of shares as held prior to the Merger (i.e., a holder holding 12,000 Pre-Merger shares of Parent will hold 12,000 shares of Surviving Corporation.) and (b) the name of the Surviving Corporation shall be Opta Corporation.

        5.2    Each holder of at least 5,000 Pre-Merger Shares shall be entitled to receive a stock certificate or certificates representing the same number of shares of Surviving Corporation common stock. The transfer agent of the Surviving Corporation shall issue and deliver stock certificates representing the shares of Surviving Corporation.

SECTION 6

AMENDMENT AND TERMINATION

        At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement may be amended or terminated and abandoned by the Boards of Directors of Parent and Merging Company to the extent permitted by Delaware law notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

SECTION 7

MISCELLANEOUS

        If at any time the Surviving Corporations shall consider or be advised that any further assignment, assurance or other action is necessary or desirable to vest in the Surviving Corporation the title to any property or right of Merging Company or otherwise to carry out the purposes of the Agreement, the proper officers and directors of Merging Company shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and directors of the Surviving Corporation are hereby authorized in the name of Merging Company or otherwise to take any and all such action.

        IN WITNESS WHEREOF, the parties hereto acknowledge that the facts stated herein are true and have each caused this Agreement to be executed by its authorized officer as of the date first above written.

Opta Corporation
By:

Name:

Title:

By:

Name:

Title:

CERTIFICATE OF THE SECRETARY
OF
OPTA CORPORATION

        I, Vincent Yan, Secretary of Opta Corporation, hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Chief Executive Officer of said corporation, was duly approved and adopted by the stockholders of Opta Corporation by written consent as of                                   , 2005 by the holders of a majority of the outstanding stock entitled to vote thereon.

        WITNESS my hand and seal of said                        this    day of                        , 2005.

Secretary

Annex C

Certificate of Incorporation of Subsidiary

CERTIFICATE OF INCORPORATION

OF

        FIRST:    The name of the corporation is                        .

        SECOND:    The address of the corporation's registered office in the State of Delaware is 11th Floor, Rodney Square North, 11th and Market Streets, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation's registered agent at such address is Corporation Guarantee and Trust Company.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

        FOURTH:    The total number of shares of stock which the corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 per share.

        FIFTH:    The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

        SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

        SEVENTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH:    The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        NINTH:    The name and mailing address of the incorporator is as follows:

..

        I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this            day of                        , 2005.

[Name of Incorporator]

C-1

Annex D

Cronkite & Kissell LLC Opinion

[Cronkite & Kissell letterhead]

August 2, 2005

The Board of Directors
Opta Corporation
1350 Bayshore Highway
Suite 740
Burlingame, CA 94010

Dear Gentlemen:

        Opta Corporation (formerly Lotus Pacific, Inc.) a Delaware corporation, is a holding company whose operations are conducted through its subsidiaries. Opta Corporation ("Opta" or the Company hereinafter) develops, manages, and operates emerging electronics and communication companies, focusing on developing next generation consumer electronics and communication products. Corporate headquarters is located in Burlingame, California. Ownership is represented by 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the date of this letter.

        Opta's stock is quoted on the National Quotation Bureau's "Pink Sheets"' under the symbol "OPTP.PK." The current trading of the Company's stock is sporadic and minimal and there is no established public trading market for the Company's common stock. It is our understanding that Opta plans to make payments to certain shareholders in connection with Opta's going private transaction at a price of $.13 per share ("Transaction" hereinafter).

        You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Transaction to the shareholders of the Company. The Opinion does not address the Company's underlying business decision to enter into the Transaction. We have not been requested to, and did not, solicit third party indications of interest in participating in the Transaction. Furthermore, at your request, we have not negotiated the terms of the Transaction.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed our analyses and valuations of Opta as of June 14, 2005 and August 2, 2005;

  2.
  reviewed our prior financial analyses of Opta Systems, LLC d.b.a. "Go Video" as of April 18, 2003, June 30, 2004 and July 19, 2005;

  3.
  discussed with certain members of the senior management of the Company and Go Video the operations, financial condition, future prospects and projected operations and performance of the Company;

  4.
  reviewed the Company's Form 10-K as of June 30, 2004 and Form 10-Q as of March 31, 2005, and reviewed the Company's unaudited consolidating financial statements for the period ended June 30, 2005;

  5.
  reviewed GoVideo's five-year strategic plan and financial forecasts prepared by GoVideo management as of June 9, 2005;

  6.
  reviewed the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, July 21, 2005 and July 29, 2005;

  7.
  reviewed the Unanimous Written Consent of the Board of Directors of Opta Corporation executed on June 17, 2005 and August 2, 2005;

  8.
  reviewed an undated draft of Schedule 14C that the Company is filing with the Securities and Exchange Commission as part of the Transaction; the initial Schedule 14C as filed on July 8, 2005 and a draft of Amendment No. 1 to Schedule 14C that the Company is filing as part of the Transaction;

  9.
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

  Cronkite & Kissell Valuation Opinion

        Pursuant to the retainer agreement dated May 27, 2005, between Opta and Cronkite & Kissell, Cronkite & Kissell was engaged to estimate the fair market value of the common stock of the Company, as of June 14, 2005 ("Valuation Opinion"). We understood that our conclusions were to be reviewed by the Board of Directors as part of their process in determining the payments to be made to certain shareholders in connection with the Transaction; but were not the only determinant. Cronkite & Kissell was requested to update their estimate of the fair market value of Opta as of August 2, 2005, giving consideration to the events described in the recent 8-K filings.

        The term "fair market value," as used herein, is defined as the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for that asset.

        It is the understanding of Cronkite & Kissell, upon which it is relying, that the Company and any other recipient of the Valuation Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Valuation Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Cronkite & Kissell's Valuation Opinion hereunder.

        In our analysis of Opta, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to Opta will evaluate the risks and returns of its investment on a going-concern basis.

        The Company's independent audit firm has questioned the Company's ability to continue as a going-concern, as stated in their cover letter to the Board of Directors and Stockholders accompanying the audited financials for the fiscal year ended June 30, 2004. Furthermore, the Company notes in its March 31, 2005 10-Q filing "... the above raises substantial doubt about the company's ability to continue as a going-concern. Although Opta expects to incur additional losses during the remainder of fiscal 2005, the Company believes that it will have sufficient resources to continue normal operations."

        Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the enterprise value of the Company has been developed by the market, income and cost approaches..

        Value as a going-concern means that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the members and creditors of the Company.

        All valuation methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of the valuation date. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

        Based upon the investigation, premises, provisos, and analyses outlined above, it is our opinion that, as of August 2, 2005, the fair market value of the common stock of the Company is reasonably stated in the amount of FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($ 5,800,000) or $.116 based upon 50,037,538 shares of common stock and 4,300 shares of Series A preferred stock issued and outstanding as of the valuation date.

(1)    Fairness Opinion

        Based upon the foregoing, including, but not limited to the Valuation Opinion, and in reliance thereon, it is our Opinion, as of the date of this letter, that the Transaction is fair to the shareholders of the Company from a financial point of view.

        This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Cronkite & Kissell in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Cronkite & Kissell shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

CRONKITE & KISSELL
/s/ Cronkite & Kissell LLC

Annex E

Appraisal Rights Statute

        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

  § 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Table of Contents
INFORMATION STATEMENT
SPECIAL FACTORS
OTHER INFORMATION
SIGNATURE
Annex A
Annex B
WITNESSETH
SECTION 1 PARTIES TO PROPOSED MERGER
SECTION 2 TERMS AND CONDITIONS OF MERGER AND CASH PAYMENT
SECTION 3 COVENANTS AND AGREEMENTS
SECTION 4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS
SECTION 5 FILING OF RESTATED CERTIFICATE OF INCORPORATION IMMEDIATELY AFTER EFFECTIVE DATE
SECTION 6 AMENDMENT AND TERMINATION
SECTION 7 MISCELLANEOUS
Annex C
Annex D
Annex E